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                  SECURITIES AND EXCHANGE COMMISSION


                       Washington, D.C.   20549


                    ______________________________


                               FORM 8-K

                            CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


   Date of report (Date of earliest event reported) February 3, 1997 (January 29, 1997)



                 WELLSFORD RESIDENTIAL PROPERTY TRUST
          (Exact Name of Registrant as Specified in Charter)


      Maryland                1-11550           13-3675988
(State or Other Jurisdiction(Commission        (IRS Employer
  of Incorporation)        File Number)     Identification No.)



      610 Fifth Avenue, New York, NY            10020
 (Address of Principal Executive Offices)    (Zip Code)



Registrant's telephone number, including area code (212) 333-2330



  (Former Name or Former Address, if Changed Since Last Report)



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Item 5.  Other Events.

     Wellsford Residential Property Trust ("Wellsford"), a Maryland real estate investment trust, has formed a subsidiary, Wellsford Real Properties, Inc., to engage in the acquisition, operation, rehabilitation and re-leasing of suburban office buildings within a 400-mile radius of New York City. Currently, there are five buildings under contract, totalling approximately 950,000 square feet, in three separate townships in New Jersey.

     Wellsford's first consummated acquisition is the Chatham Executive Center, a 64,000 square foot, three-story office building located at 26 Main Street in Chatham, New Jersey. This building is currently unoccupied and has been purchased for approximately $5,000,000. Wellsford intends to substantially upgrade and re-lease this property.

     The aforementioned commercial properties will be owned by subsidiaries of Wellsford Real Properties, Inc., which Wellsford intends to spin-off to its shareholders in connection with its recently announced plan to merge its apartment properties with Equity Residential Properties Trust.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 3, 1997

                              WELLSFORD RESIDENTIAL PROPERTY TRUST


                              By: /s/ Gregory F. Hughes
                                  ---------------------------------
                                  Name: Gregory F. Hughes
                                  Title: Vice President and
                                         Chief Financial Officer